SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Louisiana-Pacific Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    4)  Date Filed:

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


[LOGO] Louisiana-Pacific Corporation                         Proxy Statement and
       805 S.W. Broadway                               Notice to Stockholders of
       Portland, Oregon  97205                                    Annual Meeting
       (503) 821-5100                                                May 6, 2002



                                                                  March 25, 2002


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Monday, May 6, 2002, at 9:30 a.m. at the Portland Marriott City Center, 520 S.W. Broadway, Portland, Oregon. I look forward to personally greeting those stockholders able to be present.

         At this year's meeting, in addition to the election of three directors, you will be asked to vote upon LP's 1997 incentive stock award plan as amended and the approval of performance goals under LP's annual cash incentive award plan. Action will also be taken on any other matters that are properly presented at the meeting.

         Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy at your earliest convenience.

         The accompanying proxy statement contains important information about the annual meeting and your corporation. On behalf of the Board of Directors, thank you for your continued interest and support.

Sincerely,


/s/ Mark A. Suwyn


Mark A. Suwyn
Chairman and Chief Executive Officer

                                TABLE OF CONTENTS

         On written request, LP will provide, without charge, a copy of its Form 10-K Annual Report for 2001 filed with the Securities and Exchange Commission (including the financial statements and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of LP's common stock on March 8, 2002, the record date for the 2002 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in April 2002. Requests should be sent to: Director of Corporate Affairs, Louisiana-Pacific Corporation, 805 S.W. Broadway, Portland, Oregon 97205.
                                                                            Page
                                                                            ----
Voting Procedure...............................................................2
Item 1--Election of Directors..................................................2
         Nominees..............................................................2
         Continuing Directors..................................................3
         Board and Committee Meetings..........................................4
         Executive Committee...................................................4
         Finance and Audit Committee...........................................4
         Compensation Committee--Interlocks and Insider Participation..........5
         Environmental Affairs Committee.......................................5
         Nominating and Corporate Governance Committee; Nominations
         for Director..........................................................5
Item 2 - Amendment of the 1997 Incentive Stock Award Plan......................6
         Background............................................................6
         Description of the Stock Award Plan...................................7
         Administration........................................................7
         Types of Awards Permitted.............................................7
         Certain Adjustments; Tax Consequences.................................9
         Awards................................................................9
         Stockholder Approval.................................................10
Item 3 - Reapproval of Performance Goals Under Annual Cash Incentive
         Award Plan...........................................................11
         Background...........................................................11
         Description of Performance Goals.....................................11
         Awards...............................................................11
         Stockholder Approval.................................................12
Other Business................................................................13
Finance and Audit Committee Report............................................13
Holders of Common Stock.......................................................14
         Five Percent Beneficial Owners.......................................14
         Directors and Executive Officers.....................................14
Section 16(a) Beneficial Ownership Reporting Compliance.......................15
Executive Compensation........................................................15
         Compensation Committee Report........................................15
         Performance Graph....................................................19
         Compensation of Executive Officers...................................20
         Retirement Benefits..................................................22
         Management Loans and Other Transactions..............................24
         Directors' Compensation..............................................25
         Agreements with Executive Officers...................................26
Stockholder Proposals.........................................................28
Relationship with Independent Public Accountants..............................28
General  .....................................................................29
1997 INCENTIVE STOCK AWARD PLAN AS AMENDED...................................A-1
FINANCE AND AUDIT COMMITTEE CHARTER..........................................B-1

[LOGO] LOUISIANA-PACIFIC CORPORATION

805 S.W. Broadway
Portland, Oregon 97205
(503) 821-5100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   May 6, 2002


         The Annual Meeting of Stockholders of Louisiana-Pacific Corporation ("LP") will be held at the Portland Marriott City Center, 520 S.W. Broadway, Portland, Oregon, on Monday, May 6, 2002, at 9:30 a.m. local time, to consider and vote upon the following matters:

     1.       Election of three Class II directors.

     2.       Approval of the 1997 Incentive Stock Award Plan as amended.

     3. Reapproval of performance goals under LP's Annual Cash Incentive Award Plan.

         Only stockholders of record at the close of business on March 8, 2002, are entitled to notice of and to vote at the meeting.

         In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP's Common Stock entitled to vote at the meeting will be open to examination, during ordinary business hours, at LP's headquarters located at 805 S.W. Broadway, Portland, Oregon, for the 10 days preceding the meeting, by any LP stockholder for any purpose germane to the meeting.

         Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, the Admission Ticket attached to the proxy card will admit you to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request an Admission Ticket by sending a written request, along with proof of ownership, such as a bank or brokerage account statement, to Stockholder Relations, 805 S.W. Broadway, Portland, Oregon 97205.

                                                    ANTON C. KIRCHHOF, Secretary


Portland, Oregon
March 25, 2002







   Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted in accordance with the terms of the Proxy Statement. If you attend the meeting, you may withdraw your proxy and vote in person.

                                 PROXY STATEMENT

         Louisiana-Pacific Corporation, a Delaware corporation ("LP"), is soliciting proxies on behalf of its Board of Directors to be voted at the 2002 Annual Meeting of Stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are first being sent to stockholders on approximately March 25, 2002.

                                VOTING PROCEDURE

         A proxy card is enclosed for your use. To vote by proxy, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States.

         You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors--FOR Items 1, 2, and 3 listed in the Notice of Annual Meeting of Stockholders.

         If you return a proxy card, you may revoke it (1) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of LP at any time before the meeting, or (2) by voting in person at the annual meeting.

         If you participate in the Automatic Dividend Reinvestment Plan offered by EquiServe Trust Company, N.A., all the shares held for your account in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account under the plan will not be voted.

         Only stockholders of record at the close of business on March 8, 2002, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 104,568,415 shares of common stock, $1 par value ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading "Holders of Common Stock" below.

         The Board of Directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters, or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

                       ITEM 1--ELECTION OF DIRECTORS

Nominees

         The three nominees for the Class II director positions to be voted on at the meeting are presently members of the Board of Directors. The term of office for the positions to be voted on will expire at the Annual Meeting of Stockholders in 2005. The nominees are:

E. GARY COOK                                      NOMINEE FOR TERM EXPIRING 2005

         E. Gary Cook, age 57, became a director of LP in June 2000. Mr. Cook was Chairman, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals company, until his retirement in 1999. Until 1996, he was President, Chief Operating Officer, and a director of Albemarle Corporation, a global specialty chemicals company spun off from Ethyl Corporation in 1994, where Mr. Cook had been a Senior Vice President and director since 1992.
Previously, Mr. Cook was a Vice President of E. I. du Pont de Nemours and Company. He is also a director of Trimeris Corporation, a biopharmaceutical company.

PAUL W. HANSEN                                    NOMINEE FOR TERM EXPIRING 2005

         Paul W. Hansen, age 50, has been a director of LP since February 1999. Mr. Hansen has been Executive Director of the Izaak Walton League of America (the "IWLA"), a nationally-recognized conservation organization, since February 1995. Mr. Hansen began his employment with the IWLA in 1982 as an Acid Rain Project Coordinator and served in various positions thereafter, becoming Associate Executive Director in 1994.

BRENDA J. LAUDERBACK                              NOMINEE FOR TERM EXPIRING 2005

         Brenda J. Lauderback, age 51, was elected as a director of LP in September 1999. She was Group President, Wholesale and Retail, of Nine West Group Inc., a designer and marketer of quality, fashionable women's footwear and accessories, from May 1995 until her retirement in January 1998. Ms. Lauderback previously served as President of the Wholesale Division at U.S. Shoe Corp. from 1993 to 1995. She is also a director of Consolidated Stores Corporation and Irwin Financial Corporation.

         YOUR SHARES REPRESENTED BY A PROPERLY COMPLETED AND RETURNED PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES UNLESS AUTHORITY TO VOTE IS WITHHELD. If any of the nominees becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the Board of Directors.

         The three nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder fails to return a proxy, because the broker holding the shares does not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

Continuing Directors

         The current members of the Board of Directors whose terms of office will continue beyond the 2002 Annual Meeting of Stockholders are as follows:

ARCHIE W. DUNHAM                                       CURRENT TERM EXPIRES 2003

         Archie W. Dunham, age 63, became a director of LP in 1996. He is Chairman, President and Chief Executive Officer of Conoco Inc., an integrated global energy company. He has served in various senior executive positions with Conoco Inc. for more than five years. Mr. Dunham is also a director of Union Pacific Corporation and Phelps Dodge Corporation.

MARK A. SUWYN                                          CURRENT TERM EXPIRES 2003

         Mark A. Suwyn, age 59, became Chairman and Chief Executive Officer of LP and was elected to its Board of Directors in January 1996. Mr. Suwyn was Executive Vice President of International Paper Company from 1992 through 1995. Previously, he was Senior Vice President of E. I. du Pont de Nemours and Company.

WILLIAM C. BROOKS                                      CURRENT TERM EXPIRES 2004

         William C. Brooks, age 68, became a director of LP in 1996. Mr. Brooks has been Chairman of United American Healthcare Corporation, a healthcare management company, since 1998. He served as Vice President of General Motors Corporation until his retirement in 1997. He was Assistant Secretary of Labor for the Employment Standards Administration from July 1989 to December 1990. He served as a member of the Social Security Advisory Board from February 1996 to January 1998. Mr. Brooks is also a director of Lason, Inc., and Covansys Corporation.

PATRICK F. MCCARTAN                                    CURRENT TERM EXPIRES 2004

         Patrick F. McCartan, age 67, became a director of LP in 1998. He is managing partner of the international law firm of Jones, Day, Reavis & Pogue, a position that he has held since 1993. He is a Fellow of the American College of Trial Lawyers and the International Academy of Trial Lawyers.

LEE C. SIMPSON                                         CURRENT TERM EXPIRES 2004

         Lee C. Simpson, age 67, served as President and Chief Operating Officer of LP on an interim basis from July 1995 until March 1996. He also was elected to fill a vacancy on the Board of Directors in July 1995. He was an executive officer of LP from 1972 until his retirement in 1991 and previously served as a director of LP from 1972 until 1993.

COLIN D. WATSON                                        CURRENT TERM EXPIRES 2004

         Colin D. Watson, age 60, became a director of LP in June 2000. Mr. Watson was Vice Chairman of the Board of Spar Aerospace Limited, an aviation services company with headquarters in Toronto, Ontario, Canada, from December 1999 until his retirement from the Spar Aerospace board in January 2002. He also served as Chief Executive Officer of Spar Aerospace from December 1999 to December 2000, and President and Chief Executive Officer from 1996 to November 1999. From 1979 to 1996, Mr. Watson was President and Chief Executive Officer of Rogers Cable TV, Ltd. Mr. Watson is also a director of B-Split II Corp., Call-Net Enterprises Inc. (a Canadian subsidiary of Sprint Corp.), Cygnal Technologies Corp., Derlan Industries Ltd., Kasten Chase Applied Research Limited, OnX Inc., Pelmorex Inc., and Rogers Cable TV, Ltd.

Board and Committee Meetings

         During 2001, the Board of Directors held four regular quarterly meetings. Each director attended at least 75% of the total number of the meetings of the Board and the meetings held by all committees of the Board on which he or she served during 2001.

Executive Committee

         The Board of Directors has an Executive Committee of which Mr. Suwyn is Chair and Mr. Dunham and Mr. McCartan are members. The Executive Committee did not meet during 2001. The Executive Committee may exercise all the powers and authority of the Board in the management of LP's business and affairs, except that the Executive Committee may not (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) adopt, amend or repeal LP's bylaws.

Finance and Audit Committee

         The Board of Directors has a Finance and Audit Committee (the "Audit Committee") currently consisting of Mr. Dunham, Chair, Mr. Brooks, Mr. Cook, and Mr. Watson. During 2001, the Audit Committee held seven meetings, five of which were telephone conference meetings.

         The Audit Committee reviews and, as appropriate, makes recommendations to the Board on matters relating to the financial affairs and policies of LP, including capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions, the status and potential financial implications of significant legal and tax matters, and investment and debt policies. The Audit Committee also reviews the significant accounting principles employed in LP's financial reporting and LP's financial results included in LP's annual report to stockholders, press releases, and filings with the Securities and Exchange Commission ("SEC").

         The Audit Committee also has responsibility for various auditing and accounting matters, including (1) recommending to the Board of Directors the selection of LP's independent public accountants and (2) reviewing LP's financial, accounting, auditing, and internal control systems, annual audit plans of the outside accountants, including the compensation to be paid to the accountants, the opinions to be rendered by the outside accountants in connection with their audits, the independence and objectivity of the outside accountants, the effect of proposed or implemented changes in accounting and financial reporting policies on LP's financial statements, the scope, coverage and objectivity of the audits performed by LP's internal auditors and their annual internal audit plans, and the effectiveness of LP's internal legal compliance programs. The Audit Committee meets with both LP's internal auditors and its outside accountants to address these issues.

Compensation Committee--Interlocks and Insider Participation

         The Board of Directors has a Compensation Committee currently consisting of the following directors: Mr. Brooks, Chair, Mr. Cook, Mr. Dunham, and Mr. Watson. Prior to May 2001, Ms. Lauderback also served on the Compensation Committee.

         The Compensation Committee held two meetings during 2001. The Compensation Committee's functions are (1) to administer LP's 1997 Incentive Stock Award Plan, (2) to administer LP's Annual Cash Incentive Award Plan with respect to the participation of the chief executive officer and other executive officers of LP as provided in the plan, (3) to administer each other compensation plan the administration of which is delegated to the Compensation Committee by the terms of the plan or by action of the Board of Directors, including the participation in each of LP's compensation plans by the chief executive officer and other executive officers of LP, and (4) to exercise all authority of the Board of Directors with respect to the compensation of the chief executive officer and other executive officers of LP, including the determination of salaries and bonuses.

         Compensation decisions with respect to LP's chief executive officer and other executive officers are made by a special subcommittee of the Compensation Committee to comply with special rules affecting executive compensation under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the short-swing profit liability provisions of the federal securities laws. Presently, all of the members of the Compensation Committee are members of the subcommittee.

         Information concerning executive compensation is set forth below under the caption "Executive Compensation."

Environmental Affairs Committee

         The Board of Directors has an Environmental Affairs Committee, consisting of Mr. Simpson, Chair, Mr. Hansen, Ms. Lauderback, Mr. McCartan and Mr. Suwyn. The Environmental Affairs Committee, which met twice during 2001, is responsible for reviewing the effectiveness of LP's environmental compliance program.

Nominating and Corporate Governance Committee; Nominations for Director

         The Board of Directors has a Nominating and Corporate Governance Committee (the "Nominating Committee") consisting of Mr. McCartan, Chair, Mr. Hansen, Ms. Lauderback, and Mr. Simpson. The Nominating Committee met three times during 2001.

         The Nominating Committee is authorized to establish (1) procedures for selecting and evaluating potential nominees for director and to recommend to the Board of Directors criteria for membership on the Board, (2) policies on the size and composition of the Board, the selection of candidates for director, the compensation of directors, and the composition of Board committees, and (3) procedures and policies for all other matters of corporate governance that may arise, including director independence, filling a vacancy in the office of chief executive officer, staggered terms for the Board of Directors, the roles of the directors, management and stockholders, responses to stockholder proposals, and changes in LP's bylaws. The Nominating Committee will consider stockholders' recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP to the attention of the Chair of the Nominating Committee.

         LP's bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of LP and must include the following:

     o   the name and address of the stockholder and each proposed nominee,

     o a representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

     o a description of any arrangements or understandings pursuant to which the nominations are to be made,

     o the signed consent of each proposed nominee to serve as a director if elected, and

     o such other information regarding each nominee as would be required to be included in LP's proxy statement if the person had been nominated by the Board of Directors.

         The notice must be delivered at least 45 days prior to the first anniversary of the initial mailing date of LP's proxy materials for the preceding year's annual meeting. For next year's annual meeting, this notice must be received by LP no later than February 8, 2003.

            ITEM 2 - AMENDMENT OF THE 1997 INCENTIVE STOCK AWARD PLAN

Background

         The 1997 Incentive Stock Award Plan (the "Stock Award Plan") was approved by the LP stockholders at their annual meeting in May 1997. At this year's annual meeting, the stockholders are being asked to approve the Stock Award Plan as amended by three recent amendments adopted by the Board of Directors subject to stockholder approval. The first amendment, approved effective May 6, 2001, increased the number of shares of Common Stock available for issuance under the Stock Award Plan from 5,000,000 to 10,000,000 shares. The second amendment, approved effective February 2, 2001, increased the annual limitation on the maximum number of shares subject to options and stock appreciation rights that may be granted to an individual participant during a calendar year from 300,000 to 600,000 shares. The third amendment increased the maximum total number of shares that may be made subject to restricted stock awards under the Stock Award Plan from 1,000,000 to 2,000,000 shares and was approved effective February 25, 2002. At the 2002 Annual Meeting, a proposal will be presented to the stockholders to approve the Stock Award Plan as amended. If the proposal is not approved, the Stock Award Plan will continue in effect as if the three amendments described above had not been made.

         Over the past five years, LP has granted increasing numbers of options and other stock incentive awards under the Stock Award Plan as an incentive to attract, retain, and reward key employees, and to strengthen the mutuality of interests between its employees and stockholders. The Board of Directors believes that its ability to make grants of stock-based incentive awards is essential to enable LP to continue to attract, retain, and reward officers and other key employees. As of December 31, 2001, LP and its subsidiaries employed approximately 206 individuals eligible to participate in the Stock Award Plan. Also at that date, options for 32,453 shares of Common Stock granted under the Stock Award Plan had been exercised, options to purchase a total of 4,114,089 shares were outstanding, performance share awards for a total of 144,848 shares were outstanding, restricted stock (incentive share) awards for a total of 199,250 shares were outstanding, and 509,360 shares of Common Stock were available for future awards under the Stock Award Plan. More than 99 percent of the options outstanding under the Stock Award Plan at December 31, 2001, were granted at exercise prices higher than $8.44 per share, the closing price for the Common Stock on that date, and over 41 percent of the outstanding options were granted at exercise prices of over $18.00 per share.

Description of the Stock Award Plan

         The summary set forth below outlines the material features of the Stock Award Plan. The summary, however, is qualified in its entirety by reference to the Stock Award Plan as amended, which is attached as Appendix A.

Administration

         The Stock Award Plan is administered by the Compensation Committee, which has full authority to administer the Stock Award Plan in its sole discretion. The Compensation Committee, or its designee with respect to employees who are not officers and within specified limits, selects the participants in the Stock Award Plan, determines the types of awards to be granted to participants, determines the number of shares or share units subject to such awards and determines the terms and conditions of individual award agreements. The Compensation Committee has the authority to interpret the Stock Award Plan, to establish, amend, and revoke any rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. The Stock Award Plan became effective March 1, 1997, and will remain in effect until awards have been granted covering all available shares and all outstanding awards under the Stock Award Plan have been exercised, settled, or terminated, or until the Stock Award Plan is otherwise terminated by the Board of Directors.

Types of Awards Permitted

         As determined by the Compensation Committee, awards under the Stock Award Plan may consist of (1) stock options (either incentive stock options ("ISOs") or non-statutory stock options), (2) stock appreciation rights, (3) performance shares, (4) restricted stock grants, and (5) other stock-based awards. Each award under the Stock Award Plan is non-transferable, other than by will or the laws of descent and distribution, provided that the Compensation Committee, in its discretion, may include in any award agreement a provision that the award is transferable to immediate family members or to a trust for the benefit of or a partnership composed solely of such family members. Also, the Compensation Committee may, in its discretion, include in any award agreement a provision that upon the effective date of a change in control of LP, as that term may be defined in the award agreement, all or a specified portion of the award will become fully vested, will be terminated, or may be converted into shares of an acquiror.

         Stock Options. In the case of stock options granted under the Stock Award Plan, each option must be granted at or above 100 percent of fair market value (defined as the closing price on the principal exchange on which the Common Stock is traded) of the shares of Common Stock subject to such option on the date of grant. The exercise price of an outstanding option is not permitted to be changed during the period of its exercisability except in connection with adjustments for stock dividends, stock splits or other changes in capitalization. On March 8, 2002, the closing price for a share of Common Stock on the New York Stock Exchange was $11.22. Stock options will be exercisable for such period as may be specified by the Compensation Committee, not in excess of ten years after the date of grant. The Compensation Committee may, in its discretion, provide in an award agreement that, if previously acquired shares of Common Stock are used by the participant in payment of either the option exercise price or tax withholding obligations, the participant will automatically be granted a replacement or reload option for a number of shares equal to all or a portion of the shares surrendered. The maximum number of shares subject to options and SARs granted under the Stock Award Plan to any individual participant during any calendar year may not exceed 600,000 shares of Common Stock (300,000 shares if amendment of the Stock Award Plan is not approved at the 2002 Annual Meeting).

         Stock Appreciation Rights ("SARs"). A recipient of SARs is entitled to receive upon exercise an amount equal to the increase in the fair market value of a share of Common Stock on the date of exercise over the grant price, multiplied by the number of shares as to which the rights are exercised. Payment may be in cash, in shares of Common Stock, or a combination of cash and shares as determined by the Compensation Committee. No SAR may be exercised earlier than six months after grant, except in the event of the holder's death or disability. SARs may be granted in connection with options or may be granted as independent awards.

         Performance Shares. Performance shares are authorized to be granted in the form of actual shares of Common Stock, or in share units having a value equal to shares of Common Stock. Performance shares may be granted subject to such terms and conditions set forth in the award agreement as the Compensation Committee deems appropriate including, without limitation, the condition that the performance shares will vest only in the event that specified performance goals are met within a specified performance period. The maximum number of shares issuable to any individual participant with respect to performance share awards in any calendar year may not exceed 100,000 shares of Common Stock.

         In the case of performance share awards granted to executive officers, the performance goals may relate to corporate performance, business unit performance, or a combination of both. Corporate performance goals may be based on financial performance goals related to the performance of LP as a whole, and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders, such as earnings per share, operating profits, stock price, costs of production, or other measures. Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures. Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success in achieving such goals may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

         The performance goals established for performance shares awarded in 1997 and 1998 were not reached and no payouts were made; performance shares awarded in 1999 and 2000 remain outstanding. Performance shares were not granted under the Stock Award Plan in 2001.

         Restricted Stock. Restricted stock awards may be granted in the form of actual shares of Common Stock, share units having a value equal to shares of Common Stock, or other rights to receive shares of Common Stock in the future. Restricted stock awards will be subject to such terms and conditions as the Compensation Committee deems appropriate, including provisions that such restricted stock, stock units or other rights be forfeited upon termination of a participant's employment for specified reasons within a specified period of time or upon other conditions as set forth in the award agreement. Awards of restricted stock are subject to the further limitation that the aggregate number of shares of Common Stock that may be issued pursuant to restricted stock awards under the Stock Award Plan may not exceed 2,000,000 shares (1,000,000 shares if amendment of the Stock Award Plan is not approved at the 2002 Annual Meeting).

         Other Stock-Based Awards. The Compensation Committee may also grant other awards under the Stock Award Plan pursuant to which shares are or may in the future be acquired, or awards may be denominated and measured by share equivalent units, including awards valued using measures other than market value. For any stock-based awards granted to executive officers that condition vesting of such awards in whole or in part on attaining performance goals, the performance goals shall be the same as described above with respect to performance share awards.

Certain Adjustments; Tax Consequences

         In the event of any change in capitalization affecting LP's Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other form of reorganization, or other distribution in respect of Common Stock other than regular cash dividends, the Compensation Committee may make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of shares or other securities issued or reserved for issuance pursuant to the Stock Award Plan, to the limits on awards to individual participants, and to outstanding awards under the Stock Award Plan.

         The federal income tax consequences of the Stock Award Plan for LP and participants will depend upon the types of awards that are granted from time to time. In the case of non-statutory stock options, in general, a participant will recognize ordinary compensation income at the time of exercise in an amount equal to the difference between the value of the shares subject to the option at the date of exercise and the exercise price. Any gain upon sale of the shares in excess of the fair market value of the shares on the date of exercise will be capital gain and any loss will be a capital loss. To date, only non-statutory stock options have been granted under the Stock Award Plan.

         In the case of ISOs which meet the requirements of Section 422 of the Internal Revenue Code, a participant does not realize taxable income upon the grant of an ISO or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be a capital gain and any loss will be a capital loss, except that if the sale or exchange occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an ISO is treated as a non-statutory stock option.

         The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares delivered to the participant.

         In the case of performance-contingent awards and restricted stock awards, in general, a participant will not recognize any income upon issuance of an award. Generally, the participant will be required to recognize ordinary compensation income at the date or dates, if any, that shares vest in an amount equal to the value of such shares plus any cash received at the date of vesting.

         To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an ISO, LP will not be entitled to any tax deduction in connection with ISOs. In all other cases, LP will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to awards.

         The information in this proxy statement concerning federal income tax consequences is intended only for the general information of stockholders. Participants in the Stock Award Plan should consult their own tax advisors as federal income tax consequences may depend upon the particular terms of individual awards and the specific circumstances of individual participants.

Awards

         At December 31, 2001, options had been granted under the Stock Award Plan since its adoption in 1997 as follows: Mark A. Suwyn, Chairman and Chief Executive Officer, 1,016,810 shares; Curtis M. Stevens, Vice President, Treasurer and Chief Financial Officer, 287,750 shares; J. Keith Matheney, Vice President, OSB and Engineered Wood Products, 187,000 shares; Michael J. Tull,
Vice President, Human Resources, 160,050 shares; Walter M. Wirfs, Vice President, Lumber and Plywood, 106,950 shares; all executive officers as a group (including Messrs. Suwyn, Stevens, Matheney, Tull and Wirfs), 2,242,600 shares; and all non-executive employees as a group, 3,004,285 shares. Non-employee directors do not participate in the Stock Award Plan. See also "Executive Compensation--Compensation of Executive Officers--Option/SAR Grants in Last Fiscal Year" for more information about option grants to the executive officers named above during 2001 and "--Summary Compensation Table" for more information regarding performance share and incentive share awards to the executive officers named above.

         In January 2002, the Compensation Committee approved awards of non-statutory stock options and incentive shares to officers and employees of LP, subject to stockholder approval of the Stock Award Plan as amended at the 2002 Annual Meeting. The table below provides information regarding awards under the Stock Award Plan from January 1, 2002, through March 1, 2002. The options shown in the table will vest in three equal annual installments beginning in January 2003, subject to acceleration of exercisability in the event of a change in control of LP. The incentive share awards reflected in the table vest in full at the end of five years, provided that the individual remains an employee of LP or one of its subsidiaries through the end of that period and subject to acceleration if the individual dies or becomes disabled, a change in control of LP occurs, or certain market price targets for the Common Stock are met.


                                NEW PLAN BENEFITS

                         1997 Incentive Stock Award Plan

                                                    Number of Shares
 Name and Title                                    Subject to Options       Incentive Shares(1)
 --------------                                    ------------------       -------------------

 Mark A. Suwyn                                           486,400                 $821,745
    Chairman and Chief Executive Officer

 Curtis M. Stevens                                       100,300                 $169,290
    Vice President, Treasurer and Chief
    Financial Officer

 J. Keith Matheney                                       77,800                  $131,625
    Vice President, OSB and Engineered
    Wood Products

 Michael J. Tull                                         70,600                  $119,070
    Vice President, Human Resources

 Walter M. Wirfs                                         50,700                   $85,455
    Vice President, Lumber and Plywood

 All executive officers as a group                      1,000,900               $1,690,470

 Non-executive officer employees as a                    815,400                 $786,915
    group
 -------------------

(1) Represents the value of shares subject to awards based on the closing price of the Common Stock, $8.10 per share, on the date of grant.

Stockholder Approval

         Approval of the Stock Award Plan as amended will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting, in person or by proxy, and entitled to vote on such approval. If a broker or nominee submits a proxy on behalf of a beneficial holder of Common Stock that expressly does not cast a vote on this proposal, the proxy will not be counted and, as a result, will have no effect on the outcome of the vote on this proposal. Abstentions will be treated as if the holder voted against this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE STOCK AWARD PLAN AS AMENDED.

 ITEM 3 - REAPPROVAL OF PERFORMANCE GOALS UNDER ANNUAL CASH INCENTIVE AWARD PLAN

Background

         In 1997, LP's stockholders approved performance goals under LP's Annual Cash Incentive Award Plan (the "Cash Incentive Plan") insofar as they relate to incentive awards to executive officers of LP. The Cash Incentive Plan provides for annual cash incentive opportunities based upon meeting or exceeding performance goals.

         Under Section 162(m) of the Internal Revenue Code, performance-based compensation which meets specified criteria and is approved by stockholders is not subject to the $1,000,000 limit per executive officer on deductibility applicable to certain other types of compensation. The Board of Directors has determined that it is in the best interest of LP that awards paid under the Cash Incentive Plan continue to qualify as performance-based compensation under
Section 162(m). To qualify, cash awards must be conditioned on performance goals that have been approved by stockholders within the last five years. The Board of Directors has therefore decided to request the stockholders to reapprove the performance goals under the Cash Incentive Plan insofar as they relate to incentive awards for persons who are executive officers of LP. LP is not seeking approval of any amendments to the Cash Incentive Plan.

Description of Performance Goals

         Performance goals for cash incentive awards may relate to (1) corporate performance, (2) business unit performance, and/or (3) individual performance. The business criteria on which corporate performance is based may include various financial performance goals related to the performance of LP as a whole. These may include one or more objective measures related to earnings, profitability, efficiency, or return to stockholders, and may include earnings, earnings per share, operating profit, stock price, costs of production, or other measures, whether expressed as absolute amounts, as ratios, or percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

         The business criteria on which individual performance goals are based may include a combination of financial goals and strategic goals related to the performance of an identified business unit for which an executive has responsibility. Strategic goals for a business unit may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, cost of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

         Performance goals and formulas are established annually relating to performance for the current year. The persons eligible to receive cash incentive award opportunities granted by the Compensation Committee are the executive officers of LP. Other management personnel may also be eligible for cash incentive award opportunities as determined by their supervisors. The total cash incentive payout for any person may not exceed $1,250,000 in any one year. See "Executive Compensation--Compensation Committee Report" below for a description of the performance goals established for cash incentive award opportunities granted in 2001.

Awards

         In January 2002, the Compensation Committee established the target amounts of cash incentive award opportunities for 2002 based upon the salary of each of the participants, ranging from approximately 20 to 55 percent of base salary for participants other than the chief executive officer, as to whom the target amount is set at 70 percent of his base salary pursuant to his employment agreement. See "Executive Compensation--Agreements with Executive Officers." Depending upon the extent to which performance goals are met, the actual amount paid may range from zero to 150 percent of the target amount.

The performance goals for each executive will be based 60 percent on LP's earnings per share and 40 percent on objective individual and business unit goals that are unique to each of the participants. Satisfaction of the performance goals will be determined by the Compensation Committee following the end of 2002 and cash payments, if any, will be made within 30 days after the determination of the amount of the award. The targeted amounts of award opportunities for 2002 that have been approved are as follows:

                                NEW PLAN BENEFITS

                        Annual Cash Incentive Award Plan


 Name and Title                                                 Target Amount(1)
 --------------                                                 ----------------

 Mark A. Suwyn                                                      $525,000
    Chairman and Chief Executive Officer

 Curtis M. Stevens                                                  $170,665
    Vice President, Treasurer and Chief Financial Officer

 J. Keith Matheney                                                  $138,424
    Vice President, OSB and Engineered Wood Products

 Michael J. Tull                                                    $131,560
    Vice President, Human Resources

 Walter M. Wirfs                                                    $124,025
    Vice President, Lumber and Plywood

 All executive officers as a group                                $1,495,543

 All non-executive officer employees as a group                   $4,319,717

------------------
(1) Depending on satisfaction of performance goals, the amount paid may range from zero to 150 percent of the amount shown.

Stockholder Approval

         In order for amounts which may be paid to executive officers pursuant to the Cash Incentive Plan to continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Board of Directors is asking stockholders to reapprove the terms of the performance goals as outlined above, which will be used by the Compensation Committee as a basis for specific cash incentive award opportunities for executive officers. In the event stockholders do not reapprove the terms of the performance goals, no further awards will be made to executive officers under the Cash Incentive Plan in the future and the Compensation Committee will consider other methods of providing appropriate compensation to executive officers.

         Reapproval of the terms of the performance goals will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting, in person or by proxy, and entitled to vote on such approval. If a broker or nominee submits a proxy on behalf of a beneficial holder of shares of Common Stock that expressly does not cast a vote on this proposal, the proxy will not be counted and, as a result, will have no effect on the outcome of the vote on this proposal. Abstentions will be treated as if the holder voted against this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF REAPPROVAL OF THE TERMS OF THE PERFORMANCE GOALS UNDER THE ANNUAL CASH INCENTIVE AWARD PLAN.

                                 OTHER BUSINESS

         At the time this proxy statement was printed, management knew of no matters to be presented at the annual meeting other than the items of business listed in the Notice of Annual Meeting of Stockholders. If any matters other than the listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with their judgment.

                       FINANCE AND AUDIT COMMITTEE REPORT

         The Finance and Audit Committee of the Board of Directors (the "Audit Committee") assists the Board of Directors in the discharge of its fiduciary obligations to LP's stockholders relating to the quality and integrity of LP's financial statements, its accounting and reporting practices, and the independence and performance of LP's outside auditor and performance of its internal accounting staff. The Audit Committee is comprised of four directors, each of whom has been determined by the Board of Directors to meet the financial literacy and independence requirements set forth in the corporate governance listing standards of the New York Stock Exchange, on which LP's Common Stock is listed. The Audit Committee's activities are governed by a written charter, a copy of which is attached to this Proxy Statement as Appendix B.

         In discharging its responsibilities, the Audit Committee and its individual members have met with management and LP's outside auditor, Deloitte & Touche LLP, to review LP's accounting functions and the audit process and to discuss the Company's audited financial statements for the year ended December 31, 2001. The Audit Committee discussed and reviewed with its outside auditing firm all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. The Audit Committee has also received from its outside auditor a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the outside auditor any relationships that may adversely affect its objectivity and independence.

         Based on its review and discussions with management and LP's outside auditor, the Audit Committee recommended to the Board of Directors that LP's audited financial statements for the year ended December 31, 2001, be included in LP's Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Archie W. Dunham, Chair
William C. Brooks
E. Gary Cook
Colin D. Watson

                             HOLDERS OF COMMON STOCK

Five Percent Beneficial Owners

         The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock:

                                            Common Stock
                                            Beneficially Owned                   Approximate
Name and Address                            As of Dec. 31, 2001                Percent of Class
----------------                            -------------------                ----------------
Louisiana-Pacific Hourly                          4,994,913(1)                       4.8%
   401(k) and Profit Sharing Plan
   805 S.W. Broadway
   Portland, Oregon  97205

Louisiana-Pacific Salaried                        3,307,284(1)                       3.2%
   401(k) and Profit Sharing Plan
   805 S.W. Broadway
   Portland, Oregon  97205                        -----------                       -----
          TOTAL                                    8,302,197                         8.0%

-----------------------

(1) Shares held by the Plans are voted by the trustee at the direction of the Administrative Committee for the Plans, which is comprised of LP management employees. The trusts may be deemed to be a "group" under the stock beneficial ownership rules of the SEC.


Directors and Executive Officers

         The following table summarizes the beneficial ownership of Common Stock of the directors, nominees for director, and current executive officers of LP:

                                  Common Stock               Approximate
                                Beneficially Owned            Percent of
Name                          As of March 8, 2002(1)(2)         Class
----                          -------------------------      -----------

William C. Brooks(5)                 35,561                       *

E. Gary Cook(5)                      10,823                       *

Archie W. Dunham(5)                  50,957                       *

Paul W. Hansen(5)                    17,161                       *

Brenda J. Lauderback(5)              21,157                       *

Patrick F. McCartan(5)               19,261                       *

J. Keith Matheney(3)                219,685                     0.2%

Lee C. Simpson(5)                    74,904                       *

Curtis M. Stevens(3)                295,657                     0.3%

Mark A. Suwyn(3)(4)               1,246,423                     1.2%

Michael J. Tull(3)                  219,853                     0.2%

Colin D. Watson(5)                   10,823                       *

Walter M. Wirfs(3)                  122,441                     0.1%

All current directors and         2,928,812                     2.7%
executive officers as a
group (18 persons)(3)(4)(5)
--------------------

* Percentages under 0.1% are not shown.

(1) Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares.

     Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2) Includes shares reserved for issuance under immediately exercisable options and options which will become exercisable within 60 days after March 8, 2002, as follows: Mr. Brooks, 32,400 shares; Mr. Cook, 7,200 shares; Mr. Dunham, 46,800 shares; Mr. Hansen, 12,600 shares; Ms. Lauderback, 18,000 shares; Mr. McCartan, 16,200 shares; Mr. Matheney, 134,667 shares; Mr. Simpson, 48,600 shares; Mr. Stevens, 222,917 shares; Mr. Suwyn, 928,724 shares; Mr. Tull, 157,350 shares; Mr. Watson, 7,200 shares; Mr. Wirfs, 62,983 shares; and all current directors and executive officers as a group, 2,075,086 shares.

(3) Includes shares held by the LP Salaried 401(k) and Profit Sharing Plan (the "401(k) Plan") and beneficially owned by the following officers: Mr. Matheney, 12,712 shares; Mr. Stevens, 2,636 shares; Mr. Suwyn, 5,371 shares; Mr. Tull, 4,047 shares; Mr. Wirfs, 228 shares; and all current executive officers as a group, 39,221 shares.

(4) Includes 60,000 shares of unvested restricted stock which Mr. Suwyn has the power to vote.

(5) Includes restricted shares granted under the 2000 Non-Employee Director Restricted Stock Plan as to which the following directors have the power to vote: Mr. Brooks, Mr. Dunham, Mr. Hansen, Ms. Lauderback, Mr. McCartan, and Mr. Simpson, 3,061 shares each; and Mr. Cook and Mr. Watson, 3,623 shares each.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC and the New York Stock Exchange by LP's officers, directors, and certain other "reporting persons." Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP's reporting persons and written representations by such persons, to LP's knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC's rules governing proxy statement disclosures, except that E. Gary Cook and Archie W. Dunham each reported an acquisition of phantom shares pursuant to the director deferred compensation plan after the report was due.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

To the Stockholders of Louisiana-Pacific Corporation:

OVERVIEW

         The goals of LP's executive compensation program are to recruit and retain qualified and talented executives who will provide effective leadership in meeting the challenges facing the company and to provide those executives with competitive pay and incentives for performance while aligning their interests with those of LP's stockholders. The principal objectives of LP's compensation strategy are (1) to reinforce LP's business organization and strategic direction, (2) to be sufficiently competitive to attract and retain needed management talent, and (3) to provide compensation that is performance-based and aligned with stockholder interests yet remains fair, reasonable, and simple. To accomplish these objectives during 2001, the Compensation Committee awarded compensation in accordance with a previously-approved program with four principal elements--base salary, annual cash incentive opportunities, annual stock option grants and, for selected senior executives, annual awards of incentive shares. Cash incentive opportunities are awarded under the LP Annual Cash Incentive Award Plan. Stock option grants and awards of incentive shares are made under LP's 1997 Incentive Stock Award Plan.

Decisions as to awards under the 1997 Incentive Stock Award Plan and certain other matters are made by a subcommittee of the Compensation Committee. Ms. Lauderback was a member of the Compensation Committee until February 2001.

         In general, base salary is intended to be competitive at the median with other forest and building products companies. In addition, there are annual opportunities for cash incentive payments based on corporate performance, business unit performance, and individual performance which, if performance targets are met, should permit an executive to receive total cash compensation at above median levels for forest and building products companies. Annual stock option grants in an amount based on individual performance recognize individual achievement while aligning management interests with stockholder interests, reinforcing long-term performance, and facilitating stock ownership. Annual incentive share awards provide selected senior executives with significant incentives to maximize stockholder value and increase their equity ownership in LP.

         In addition to the elements of the compensation strategy described above, LP previously had a deferred compensation plan for executives. The Executive Deferred Compensation Plan provided for elective pretax deferrals of up to 90 percent of base salary and up to 100 percent of cash bonuses. Deferred amounts up to 7 percent of base salary were matched by contributions to participants' plan accounts at LP's expense. The Executive Deferred Compensation Plan was terminated effective December 1, 2001, and all previously deferred amounts were distributed to participants by January 31, 2002.

         LP also has a Supplemental Executive Retirement Plan ("SERP"), which is designed to provide competitive target retirement benefits when combined with other company-paid retirement benefits and Social Security. LP's chief executive officer, Mark A. Suwyn, does not participate in the SERP because he has a separate supplemental retirement benefit under his employment agreement, which is described in detail under the caption "Retirement Benefits" below.

         In November 1999, the subcommittee of the Compensation Committee approved an Executive Loan Program to encourage LP's executive officers and selected key management personnel to acquire an increased equity interest in LP stock and to provide additional incentives to remain employed by LP. In November 2000, the subcommittee of the Compensation Committee authorized additional loans under the program during a 60-day period ending January 23, 2001. In November 2001, the subcommittee amended the Executive Loan Program to provide for forgiveness of loans in whole or in part following termination of employment in specified circumstances. The program is described under "Management Loans and Other Transactions" below. In adopting the program in 1999 and offering it to additional officers in 2000, the subcommittee considered how it would fit in with LP's other executive compensation programs, including annual stock option grants and executive severance agreements relating to a potential change in control.

DETERMINATION OF BASE SALARIES

         In February 2001, the Compensation Committee established new base salaries for executive officers based upon a comparison of salaries at other forest and building products companies (including all of the companies in the Standard & Poor's Paper & Forest Products Index) and individual performance during 2000. As a result of this review, the chief executive officer's 2001 base salary remained unchanged from 2000. Due to individual circumstances, the salaries for other executive officers for 2001 varied from slightly above to slightly below the median salary for comparable positions at the other forest and building products companies reviewed and increased by a range of 0 percent to 10 percent over 2000 levels.

GRANTS OF CASH INCENTIVE AWARDS

         The Compensation Committee approved annual cash incentive award opportunities in February 2001 under LP's Annual Cash Incentive Award Plan for Mr. Suwyn and certain other executive officers, subject to achievement of specified performance goals. The target amounts of the awards were based on the salary of each participant and equaled 55 percent of base salary for LP's executive officers, except for Mr. Suwyn, whose target amount equaled 70 percent of his base salary, as required by his employment agreement.

         Depending upon the extent to which performance goals are met, the actual amount paid as a cash incentive award may range from zero to 150 percent of the target amount. The performance goals for each participating executive for 2001 were based 60 percent on LP's earnings per share and 40 percent on objective individual and business unit goals unique to each of the participants.

         The business criteria on which individual performance goals are based include goals related to success in developing and implementing particular tasks assigned to an individual executive. These goals, therefore, naturally vary depending upon the responsibilities of individual executives and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, reorganizing departments, establishing business relationships, or resolving identified problems. For 2001, the individual performance goals for Mr. Suwyn included goals related to new product introductions and sales levels, cash flow levels, safety, cost reductions, dispositions of unprofitable businesses, succession planning, and certain other strategic business initiatives.

         The business criteria on which business unit performance goals are based include a combination of financial goals and strategic goals related to the performance of an identified business unit for which an executive has responsibility. Strategic goals for a business unit may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

         In October 2001, management determined that circumstances did not warrant the payment of cash incentive awards for 2001. In January 2002, the Compensation Committee confirmed that no cash incentive awards would be paid to any LP employees for 2001 under the Annual Cash Incentive Award Plan because of management's decision and because the corporate goal relating to LP's earnings per share had not been met.

GRANTS OF STOCK OPTIONS

         Another significant element in LP's compensation program is annual grants of nonstatutory stock options. In February 2001, the subcommittee of the Compensation Committee considered proposed option grants to executive officers. Preliminary target values (using the Black-Scholes valuation model) were based on competitive levels equal to a percentage of the executive's base salary. These target values equaled 87 percent of each executive officer's 2001 base salary, except for Mr. Suwyn, whose target value equaled 180 percent of his 2001 base salary. Individual target values are subject to increase or decrease based on performance for the prior year. Option grants to certain of LP's executive officers are shown under "Option/SAR Grants in Last Fiscal Year" below. All options granted in 2001 will become exercisable in three equal annual installments beginning one year from the date of grant and will terminate 10 years after the date of grant.

INCENTIVE SHARE AWARDS

         In February 2001, after reviewing a market analysis of compensation levels in the forest and building products industry, the subcommittee of the Compensation Committee concluded that the award of performance shares under the 1997 Incentive Stock Award Plan was not aligned with LP's philosophy of providing variable incentive compensation at the 60th percentile of the market and decided to discontinue such awards. Instead, the subcommittee decided to grant incentive share awards to selected senior executives. Incentive shares are rights to receive shares of Common Stock that vest in full at the end of five years, provided that the individual remains an employee of LP or one of its subsidiaries through the end of that period. An award will vest in full immediately if the recipient dies or becomes disabled, a change in control of LP occurs, or certain share price targets are met before the end of the required service period. The incentive share awards made in February 2001 were based on target values (using the Black-Scholes valuation model) based on a percentage of 2001 base salary equal to 60 percent for Mr. Suwyn and 43 percent for each other executive officer, subject to adjustment for individual performance in 2000.

DEDUCTIBILITY OF COMPENSATION

         To the  extent  consistent  with  its  goal of  maintaining  a fair and competitive compensation package, the Compensation Committee attempts to structure LP's executive compensation to be deductible for income tax purposes by complying with tax requirements applicable to the deductibility of certain types of compensation.

Respectfully submitted,

William C. Brooks, Chair
E. Gary Cook
Archie W. Dunham
Colin D. Watson

Performance Graph

         The following graph is required to be included in this proxy statement under applicable rules of the SEC. The graph compares the total cumulative return to investors, including dividends paid (assuming reinvestment of dividends) and appreciation or depreciation in stock price, from an investment in LP Common Stock for the period January 1, 1997, through December 31, 2001, to the total cumulative return to investors from the Standard & Poor's 500 Stock Index and the Standard & Poor's Paper and Forest Products Index for the same period. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
    Louisiana-Pacific Corporation, S&P 500, and S&P Paper and Forest Products
                     December 31, 1996 to December 31, 2001


[Graphic omitted]

                                     Dec-96     Dec-97     Dec-98     Dec-99    Dec-00     Dec-01
                                     ------     ------     ------     ------    ------     ------

LOUISIANA-PACIFIC CORPORATION         $100       92.40      91.67      72.79     55.48      47.28

S&P 500 INDEX                         $100      133.36     171.48     207.56    188.66     166.24

PAPER & FOREST PRODUCTS               $100      107.22     109.35     152.90    125.21     128.22


Compensation of Executive Officers

                                                SUMMARY COMPENSATION TABLE
                                                                                Long-Term
                                                                               Compensation
                                          Annual Compensation                     Awards
                                   ----------------------------------   ---------------------------
          Name                                               Other                      Number of
          and                                               Annual      Restricted       Shares        All Other
        Principal                                           Compen-       Stock         Underlying     Compen-
        Position            Year     Salary     Bonus(1)    sation(2)    Awards(3)     Options/SARs    sation(4)
        --------            ----     ------     --------    ---------   ----------     ------------    ---------
Mark A. Suwyn(5)            2001   $750,000    $      -0-         ---     $657,165         337,450     $61,136
   Chairman and Chief       2000    750,000           -0-         ---          ---         189,360      63,860
   Executive Officer        1999    703,015       668,750         ---          ---         258,000      25,489

Curtis M. Stevens           2001   $306,787    $      -0-         ---     $151,523          77,750     $23,986
   Vice President,          2000    281,346           -0-         ---          ---          39,000      24,038
   Treasurer and Chief      1999    234,731       180,180         ---          ---          55,000      17,191
   Financial Officer

J. Keith Matheney           2001   $250,005    $      -0-         ---     $114,635          59,000     $18,699
   Vice President,          2000    239,837           -0-         ---          ---          39,000      19,720
   OSB and                  1999    224,235       167,248         ---          ---          46,000      31,045
   Engineered
   Wood Products

Michael J. Tull             2001   $237,608    $      -0-         ---      $81,720          42,050     $26,995
   Vice President,          2000    228,183           -0-         ---          ---          32,000      26,296
   Human Resources          1999    215,177       135,816         ---          ---          41,000      22,203

Walter M. Wirfs             2001   $221,952    $      -0-         ---      $97,610          49,950     $19,942
   Vice President,          2000    202,404           -0-     $20,383          ---          32,000      16,480
   Lumber and               1999    157,116       111,150         ---          ---          25,000         ---
   Plywood
-------------------------


(1) Represents amounts paid under LP's Annual Cash Incentive Award Plan upon satisfaction of performance goals.

(2) Represents primarily reimbursement for financial planning services. Other amounts of personal benefits have been excluded as being below the minimum thresholds included in the proxy disclosure rules of the SEC.

(3) Represents the value of incentive shares on the grant date, February 3, 2001. Incentive shares are rights to receive shares of Common Stock that vest in full at the end of five years, provided that the individual remains an employee of LP or one of its subsidiaries through the end of that period. Participants do not have rights to vote or receive cash dividends, if any, until the shares vest. An award will vest in full immediately if the recipient dies or becomes disabled, a change in control of LP occurs, or certain share price targets for the Common Stock are met before the end of the required service period. Change in control has substantially the same meaning as described with respect to certain change in control employment agreements under "Agreements with Executive Officers" below. Incentive share awards provide for reimbursement for any excise tax imposed as a result of accelerated vesting upon a change in control deemed to constitute excess parachute payments plus any related federal, state and local income taxes. In accordance with SEC proxy rules, the value of the incentive shares is based on the closing sale price of the Common Stock on February 2, 2001, which was $11.35 per share. The following table shows (a) the total number of incentive shares credited to each of the named executive officers and (b) the value of those incentive shares based on the closing sale price of the Common Stock on December 31, 2001. No incentive shares were granted prior to 2001.

                             Incentive Shares         Value at 12/31/01
                             ----------------         -----------------
 Mark A. Suwyn                    57,900                 $418,676

 Curtis M. Stevens                13,350                  112,674

 J. Keith Matheney                10,100                   85,244

 Michael J. Tull                   7,200                   60,768

 Walter M. Wirfs                   8,600                   72,584



(4) Amounts shown for 2001 include (i) an annual matching contribution to LP's medical savings plan of $100 for each named executive officer; (ii) an annual matching contribution under LP's Executive Deferred Compensation Plan equal to the amount deferred up to 7 percent of salary, as follows:
      Mr. Suwyn, $48,462; Mr. Stevens, $19,804; Mr. Matheney, $16,789; Mr. Tull, $15,345; and Mr. Wirfs, $14,168; (iii) interest accrued under the Executive Deferred Compensation Plan (to the extent that such interest exceeds amounts accrued at a rate equal to 120 percent of the applicable federal long-term rate), compounded monthly, as follows: Mr. Suwyn, $11,654; Mr. Stevens, $2,829; Mr. Matheney, $1,132; Mr. Tull, $10,584; and
      Mr. Wirfs, $5,067; and (iv) an annual matching contribution under LP's 401(k) Plan as follows: Mr. Suwyn, $1,010; Mr. Stevens, $1,253; Mr. Matheney, $678; Mr. Tull, $966; and Mr. Wirfs, $607.

(5) At December 31, 2001, Mr. Suwyn held 60,000 shares of restricted stock with a dollar value of $506,400, subject to future vesting or forfeiture. The shares will vest upon Mr. Suwyn's reaching age 62 while employed by LP, subject to acceleration of vesting as to all shares upon the occurrence of certain specified events during Mr. Suwyn's term of employment, including a change in control of LP. See "Agreements with Executive Officers" below. Cash dividends, if any, are payable on his restricted stock at the same time as dividends on unrestricted shares of Common Stock.


                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                  Individual Grants(1)
                           ------------------------------------------------------------------
                             Number of             Percent of
                              Shares              Total Options
                            Underlying             Granted to       Exercise or
                              Options               Employees       Base Price     Expiration        Grant Date
     Name                     Granted              During 2001      Per Share         Date         Present Value(2)
     ----                   -----------           -------------     -----------    ----------      ----------------
 Mark A. Suwyn                 337,450               20.3%           $11.35           2/3/11        $1,201,322
 Curtis M. Stevens              77,750                4.7             11.35           2/3/11           276,790
 J. Keith Matheney              59,000                3.5             11.35           2/3/11           210,040
 Michael J. Tull                42,050                2.5             11.35           2/3/11           149,698
 Walter M. Wirfs                49,950                3.0             11.35           2/3/11           177,822
 --------------------


(1) No stock appreciation rights ("SARs") were granted to the named executive officers during 2001. All options were granted for the number of shares indicated at exercise prices equal to the fair market value of the Common Stock on the date of grant. The options will vest in three equal annual installments beginning one year following the date of grant, subject to acceleration of exercisability in the event of a change in control of LP. If such acceleration of exercisability results in an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, the amount of any excise tax imposed on a participant by Section 4999(a) of the Internal Revenue Code directly attributable to such acceleration will be reimbursed by LP, together with any income or excise taxes imposed on such reimbursement.

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 42.35% were based on monthly stock price data for LP for the 36 months preceding the grant date, (ii) the risk-free rate of return (5.29%) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (10.0 years) of the options granted; and (iii) a dividend yield of 3.91%. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.


                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION/SAR VALUES(1)


                                                        Number of Securities Underlying       Value of Unexercised
                                                              Unexercised Options             In-the-Money Options
                                Shares                        at December 31, 2001           at December 31, 2001(3)
                              Acquired on               -------------------------------      -----------------------
                               Exercise        Value
                              During 2001    Realized     Exercisable   Unexercisable      Exercisable   Unexercisable
     Name                     -----------    --------     -----------   -------------      -----------   -------------
     Mark A. Suwyn                  --            --         667,120         549,690           $ 0           $ 0
     Curtis M. Stevens               --           --         165,667         122,083             0             0
     J. Keith Matheney           10,800     $13,716(2)        86,667         100,333             0             0
     Michael J. Tull                 --           --         119,000          77,050             0             0
     Walter M. Wirfs                 --           --          27,334          79,616             0             0
-----------------

(1) The named executive officers did not exercise any SARs during 2001 or hold any SARs at year-end.

(2) Represents the amount by which the fair market value of the shares of Common Stock underlying the options at the date of exercise exceeded the exercise price.

(3) Based on the difference between the closing price of the Common Stock on December 31, 2001, $8.44 per share, and the option exercise price, if lower.


Retirement Benefits

         LP's Supplemental Executive Retirement Plan (the "SERP") is a defined benefit plan intended to provide supplemental retirement benefits to key executives designated by the committee appointed to administer the SERP. The following table shows the estimated annual benefits payable to participants in the SERP upon retirement based on the indicated years of credited service and compensation levels (without reduction for Social Security or the value of benefits under LP's other retirement plans).

                               PENSION PLAN TABLE

                                           Years of Credited Service
         Final Average               -------------------------------------
         Compensation                   5             10            15
         ------------                   -             --            --

       $  150,000..........          $ 25,000       $50,000       $75,000
          200,000..........            33,333        66,667       100,000
          300,000..........            50,000       100,000       150,000
          400,000..........            66,667       133,333       200,000
          500,000..........            83,333       166,667       250,000
          600,000..........           100,000       200,000       300,000
          700,000..........           116,667       233,333       350,000
          800,000..........           133,333       266,667       400,000
        1,000,000..........           166,667       333,333       500,000
        1,200,000..........           200,000       400,000       600,000
        1,500,000..........           250,000       500,000       750,000


         Participants will become fully vested in their benefits under the SERP after completing five years of participation in the SERP, beginning January 1, 1997. Vesting will be accelerated in the event of the participant's death or disability or a change in control of LP.

         The annual benefit payable under the SERP is equal to 50% of final average compensation multiplied by a fraction the numerator of which is years of credited service (up to a maximum of 15) and the denominator of which is 15. Years of credited service are determined under the provisions of the 401(k) Plan. If a participant's employment is involuntarily terminated within 36 months after a change in control of LP occurs, he or she will be credited with two additional years of service. The years of service credited to the executive officers named in the Summary Compensation Table above as of December 31, 2001, are as follows: Mr. Stevens, 4.3 years; Mr. Matheney, 31.8 years; Mr. Tull, 5.4 years, and Mr. Wirfs, 2.8 years. Mr. Suwyn does not participate in the SERP.

         Final average compensation on an annual basis is defined as a participant's compensation during the 60 consecutive months out of the last 120 months of employment in which the participant's compensation was highest, divided by five. Compensation includes base pay and annual cash incentives (for the executive officers named in the Summary Compensation Table above, salary plus annual bonus) paid to a participant or deferred under LP's Executive Deferred Compensation Plan, but excludes all other benefits. If a participant's employment is involuntarily terminated within 36 months after a change in control of LP, benefits under the SERP will be calculated based on the participant's base salary during the preceding 12 months plus the average annual cash incentive paid in the preceding three years, if higher than final average compensation.

         Retirement benefits shown in the table above are expressed in terms of single life annuities, are subject to reduction in the event of retirement before age 62 and will be reduced by an amount equal to the sum of (1) 50% of the participant's primary Social Security benefit determined at age 62 and (2) the value of the participant's benefits under LP's other retirement plans.

         During 2000, LP amended an existing frozen defined benefit plan into the Retirement Account Plan, in which certain employees, including executive officers, participate. The Retirement Account Plan is a cash balance plan under which there is an account for each participating employee to which an annual contribution credit is made equal to five percent of compensation (with certain exclusions) up to a maximum earnings limit imposed by the federal tax laws. The maximum annual contribution credit for 2002 is $10,000. In addition, interest is credited daily on the cash balance in each participant's account. Once vested, generally after five years of service, a participant is entitled to the amounts in his or her account when he or she leaves LP. The estimated annual retirement income payable as a single life annuity at normal retirement at age 65, assuming no change in the maximum earnings limit and an interest crediting rate of 5.12 percent, for the executive officers named in the Summary Compensation Table above as of December 31, 2001, is as follows: Mr. Suwyn, $693; Mr. Stevens, $2,076; Mr. Matheney, $1,448; Mr. Tull, $1,098; and Mr. Wirfs, $1,288. Payment may also be in a lump sum or pursuant to other arrangements. The Retirement Account Plan does not provide for an offset for Social Security benefits.

         Pursuant to Mr. Suwyn's employment agreement with LP, he is entitled to a nonqualified supplemental executive retirement benefit in which he is immediately vested to the extent accrued in lieu of participating in the SERP. The annual retirement benefit payable to Mr. Suwyn under the agreement
(calculated as a single life annuity reduced on an actuarial basis for retirement prior to age 62) is equal to an amount based on Mr. Suwyn's compensation (salary plus annual bonus) for the year during the three consecutive calendar years prior to termination of employment in which he had the highest compensation (including with his previous employer), with a maximum annual benefit equal to 50% of such compensation (less a Social Security offset) and a minimum annual benefit equal to 25% of such compensation. The annual benefit so calculated will be reduced by an amount equal to the value of the benefits payable to Mr. Suwyn pursuant to the retirement plans maintained by his prior employer and LP. In the event of a change in control of LP, Mr. Suwyn will be entitled to two additional years of service for purposes of the foregoing benefit. If Mr. Suwyn were to retire on December 31, 2002, the annual supplemental retirement benefit payable by LP, without any reductions, pursuant to the provisions of the agreement is estimated to be $376,000. See "Agreements with Executive Officers."

Management Loans and Other Transactions

         In November 1999, the subcommittee of the Compensation Committee approved an Executive Loan Program under which up to 1,700,000 shares of the Common Stock were offered by LP for purchase prior to January 23, 2000, by LP's executive officers, Business Team Leaders, and other executives designated by its chief executive officer. In November 2000, the subcommittee of the Compensation Committee authorized additional loans under the Executive Loan Program during the 60-day period which ended January 23, 2001. Participants were permitted to borrow up to 100 percent of the purchase price of the shares to be purchased, which was equal to the closing price of the Common Stock on the New York Stock Exchange (NYSE) on the date of delivery of an election to participate to LP. The maximum amount an individual was permitted to borrow was three times his or her annual base pay. The loans bear interest at the annual rate of 6.02 percent.

     Interest and principal are due and payable at the earlier of January 23, 2006, or 30 days following the executive's resignation or involuntary termination of employment. The loans are unsecured. With respect to loans outstanding on or entered into after November 24, 2000, if the executive remains continuously employed by LP through the following dates, the loan balance at that date will be forgiven in the following percentages: January 23, 2004, 50 percent of the original principal; January 23, 2005, an additional 25 percent of the principal plus 50 percent of the accrued interest; and January 23, 2006, all remaining principal and accrued interest. If an executive's employment terminates due to death, disability, or termination by LP without cause, his or her loan is forgiven in a prorated amount of the percentages specified above based on the amount of time elapsed since January 23, 2001. If an executive's employment is terminated after November 2, 2001, by reason of death, disability, involuntary termination by LP without cause or termination by the executive for good reason following a change in control of LP, an amount of original loan principal equal to the excess of the executive's cost basis in shares of Common Stock purchased under the program over the fair market value of such shares on the employment termination date (to the extent such amount exceeds loan forgiveness amounts under the program's other provisions plus any amounts paid as severance based on losses under the program), together with 100 percent of the executive's accrued loan interest, will be forgiven. In addition, if the Common Stock has traded on the NYSE for at least five consecutive trading days at specified price levels or above during the 12-month period immediately preceding January 23, 2004 or 2005 and the executive remains employed by LP, the following additional percentages of the loan balance will be forgiven: January 23, 2004, 25 percent of the principal and 50 percent of the accrued interest at a price level of $16.00 per share or 50 percent of the principal and 100 percent of the accrued interest at a price level of $20.00 per share; and January 23, 2005, all remaining principal and accrued interest at a price level of $18.00 per share. No amount of a loan will be forgiven if the executive does not still own, as of the applicable date, all shares purchased under the Executive Loan Program.

         The following table provides information regarding loans made under the Executive Loan Program to persons who were executive officers of LP during 2001. The loan amounts shown include the original principal amount and the amount outstanding (including accrued interest) at March 8, 2002, which is the highest amount outstanding since January 1, 2001.

                                 Original Loan      Share          No. of          Balance
         Name                       Amount          Price          Shares          at 3/8/02
         ----                      --------         -----          ------          ---------
         J. Ray Barbee.....       $ 599,991        $13.625         44,036        $        0(1)
         F. Jeff Duncan....         542,191         13.000         41,707           614,253
         Warren C. Easley..         349,994         11.625         30,107                 0(1)
         Richard W. Frost..         599,990         11.625         51,612           685,454
         M. Ward Hubbell...         416,803         11.625         35,854           476,173
         Joseph B. Kastelic         399,989         13.625         29,357           456,665
         J. Keith Matheney.         688,491         11.625         59,225           786,561
         Elizabeth T. Smith         399,993          8.625         46,376                 0(1)
         Curtis M. Stevens.         719,994         11.625         61,935           822,552
         Mark A. Suwyn.....       2,141,999         11.625        184,258         2,447,112
         Michael J. Tull...         656,999         11.625         56,516           750,583
         Gary C. Wilkerson.         854,996         11.625         73,548                 0(1)
         Walter M. Wirfs...         569,997         11.625         49,032           651,189

-----------------

(1) The highest amounts outstanding during 2001 prior to repayment of any unforgiven amounts of the loans following termination of employment were as follows: Mr. Barbee, $652,644; Mr. Easley, $395,478; Ms. Smith, $408,325; and Mr. Wilkerson, $966,108.

         Terry Simpson, the son of one of LP's directors, Lee C. Simpson, is an employee of LP and received compensation totaling $150,955 during 2001.

         During 2001, LP used, and is continuing to use during 2002, the legal services of Jones, Day, Reavis & Pogue, of which Mr. McCartan is the managing partner.

Directors' Compensation

         Each director of LP who is not an employee of LP receives for all services as a director fees at the rate of $24,000 per year, plus $1,750 for each board meeting and $1,000 for each committee meeting attended, including telephone conference meetings.

         LP previously maintained an unfunded deferred compensation plan for directors which allowed outside directors to elect to defer payment of any portion of their director fees and meeting fees, subject to a minimum deferral amount of $2,400 per year. Such deferred compensation could be allocated at a participating director's election in a fund which earned interest at a rate equal to two percentage points above Moody's Average Corporate Bond Yield Index, adjusted monthly, or in a fund invested in phantom units of Common Stock. The plan was terminated effective December 1, 2001, and all amounts held in the plan were distributed to the participating directors.

         LP's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic grant every year (with certain exceptions) of options to purchase shares of Common Stock to members of the Board of Directors who are not employees of LP or any of its subsidiaries. Each option granted under the Director Plan beginning May 1, 2000, entitles the holder to purchase 9,000 shares of Common Stock at a price equal to 100% of the fair market value (as defined) of a share of Common Stock on the date of grant. Each option becomes exercisable as to 10% of the shares covered by the option (i.e., 900 shares) every three months following the date of grant until vested in full. Options become immediately exercisable in full upon the death of the holder or upon the occurrence of a change in control of LP. To the extent not fully vested, an option will become exercisable as to an additional 20% of shares upon the director's retirement as of the first annual meeting of stockholders after the director attains age 70. Each option expires 10 years after the date of grant, subject to earlier termination if the holder ceases to be a member of the Board of Directors.

         Effective May 1, 2000, the Board of Directors adopted the 2000 Non-Employee Director Restricted Stock Plan, which provides for annual grants of restricted shares of Common Stock with a market value on the grant date of $20,000 to each non-employee director of LP. The restricted shares vest in full on the earliest to occur of five years following the grant date, upon the director's death, disability or retirement (as defined), or a change in control of LP. If the director ceases to be a director before the restrictions lapse, the restricted shares are forfeited. Prior to vesting, the director has the right to vote the shares and to receive cash dividends, if any.

Agreements with Executive Officers

         LP entered into an employment agreement with Mark A. Suwyn with respect to his employment as LP's Chairman and Chief Executive Officer in January 1996. The term of the agreement presently will expire on December 31, 2002, subject to automatic extension annually unless 90 days' prior notice of intention to terminate is given by either party.

         The agreement provides that Mr. Suwyn is entitled to a minimum base salary of $600,000, subject to annual review for increase by the Board of Directors beginning in 1997, and an annual bonus, subject to satisfying reasonable annual performance goals established by the Compensation Committee. The agreement also provides for a nonqualified supplemental retirement benefit as described above under "Retirement Benefits." In addition, Mr. Suwyn is entitled under the agreement to participate in all LP employee benefit arrangements at a level commensurate with his position.

         In the event Mr. Suwyn's employment is terminated by Mr. Suwyn for Good Reason (as defined) or by LP for any reason other than disability or Cause (as defined), or if the agreement is not renewed pursuant to notice by LP, Mr. Suwyn will be entitled to receive an amount equal to his base salary, as then in effect, for the remainder of the term of the agreement or 24 months, whichever is longer, plus a pro rata cash incentive payment for the year of termination and certain continued medical benefits. He will also be entitled to all other amounts and benefits in which he is then or thereby becomes vested.

         If a Change in Control occurs (as defined) and Mr. Suwyn's employment terminates (including voluntarily by Mr. Suwyn) during the 13-month period following the Change in Control other than for Cause or by death or disability, Mr. Suwyn will be entitled to receive, in addition to all amounts and benefits in which he is vested, an amount equal to his base salary, as then in effect, for the remainder of the term of the agreement or 24 months, whichever is longer, together with (i) a pro rata share of the targeted annual cash incentive award for the year in which such termination occurs; (ii) a bonus equal to two times the targeted annual cash incentive award, if any, for such year payable in 24 equal monthly installments; and (iii) employee welfare benefits substantially similar to those which he was receiving immediately prior to such termination.

         For purposes of the agreement, a "Change in Control" of LP includes certain extraordinary corporate transactions pursuant to which less than a majority of the combined voting power in LP remains in the hands of the holders immediately prior to such transactions, a person or group (other than certain persons related to LP) becomes the beneficial owner of 25% or more of the combined voting power in LP, or, with certain exceptions, the existing directors of LP cease to constitute a majority of the Board of

Directors. "Cause" includes continuing to fail to devote substantially all one's business time to LP's business and affairs, engaging in certain activities competitive with LP, or the commission of specified wrongful acts. "Good Reason" includes failure to maintain Mr. Suwyn as Chairman and Chief Executive Officer, a reduction in base salary or the termination or reduction of any employee benefits, certain extraordinary corporate transactions, certain relocations of Mr. Suwyn's place of work, or any material breach of the agreement by LP.

         If any payment under the agreement is determined to be subject to the federal excise tax imposed on benefits that constitute excess parachute payments under the Internal Revenue Code, Mr. Suwyn will be entitled to reimbursement for such taxes on an after-tax basis.

         LP has entered into Change of Control Employment Agreements (the "Employment Agreements") with all of its current executive officers, including each of the executive officers named in the Summary Compensation Table above. The Employment Agreements provide for severance compensation in the event of termination of employment following a change of control of LP. Each Employment Agreement has a term of three years subject to automatic extension annually for one additional year unless notice of nonrenewal is given by November 26 of the current year. Also, if a change of control of LP occurs during the term of the Employment Agreements, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs.

         The Employment Agreements further provide that if, within three years following the occurrence of a change of control, an executive's employment with LP is terminated by LP other than for cause or by the executive for good reason, the executive will be entitled to receive (i) his or her full base salary through the date of termination (which must be at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of the executive's target bonus for the fiscal year in which the change of control occurred (the "Target Bonus"), (ii) an amount equal to three times the sum of (x) his or her annual base salary at such rate plus (y) his or her Target Bonus, and (iii) the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued if the executive's employment continued for an additional three years and the actual vested benefit, if any, at the date of termination. Special payment provisions apply in the event of the executive's death or disability following a change of control.

         The Employment Agreements also provide for reimbursement of legal fees and expenses and for outplacement services and for the continuation of health, disability and life insurance benefits for three years following termination of employment voluntarily for good reason or involuntarily other than for cause or disability. Each Employment Agreement also provides for reimbursement for any excise tax imposed on benefits that constitute excess parachute payments plus any related federal, state and local income taxes, subject to a "cut back" provision providing for a reduction in the payments under the Employment
Agreement if the amount that would be treated as excess parachute payments is not greater than 110% of the maximum amount that could be paid to the executive without imposition of any excise tax.

         Complete definitions of cause, change of control and good reason are included in the Employment Agreements. Brief summaries of the definitions are set forth below.

         "Cause" means (i) the willful and continued failure of the executive to perform substantially his or her duties after delivery of a written demand for substantial performance or (ii) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to LP, in each case pursuant to a resolution adopted by the affirmative vote of at least three-fourths of the entire membership of the Board of Directors.

         "Change of control" means (i) the acquisition by a person or group of beneficial ownership of 20% of LP's outstanding Common Stock or voting securities, with certain exceptions, (ii) a change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board (including, for purposes of computing a majority, those persons nominated for election by a majority of the then incumbent directors who had been similarly nominated), (iii) consummation of certain reorganizations, mergers, consolidations or sale of substantially all the assets of LP, or (iv) approval by LP's stockholders of a complete liquidation or dissolution of LP.

         "Good reason" with respect to the termination by an employee of his or her employment with LP means (i) subject to certain exceptions, the assignment of duties inconsistent with the executive's position, (ii) any failure by LP to comply with the compensation provisions of the Employment Agreement, (iii) transfer of the executive to a location more than 25 miles from the present location, or (iv) any purported termination by LP of the executive's employment otherwise than as expressly permitted by the Employment Agreement. A termination of employment by the executive during the 30-day period immediately following the first anniversary of the change of control is deemed to be for good reason for purposes of the Employment Agreements.

         A management restructuring severance package for senior management in which the executive officers named in the Summary Compensation Table are eligible to participate was in place during 2001 and will continue in effect for 2002. Under the severance arrangement, in the event an executive officer's position is eliminated as a result of management restructuring, the executive will be entitled to receive a lump sum cash payment equal to the sum of (1) 15 months of current base pay, (2) an amount equal to the actuarial present value of the executive's accrued benefit under the SERP computed as if the executive had completed five years of participation in the SERP, and (3) an amount equal to the present value of 15 months of COBRA health insurance continuation premiums. Outplacement services will also be made available for a six-month period following termination.


                              STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders of LP in 2003, and who wishes to have the proposal included in LP's proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 25, 2002. Any such proposal must meet the informational and other requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for that meeting.

         LP's bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record who has delivered written notice thereof to the Chairman by the deadline specified in the bylaws. In the case of next year's annual meeting, this notice must be received by LP no later than February 8, 2003. Such notice must include the information required by the SEC's rules for stockholder proposals presented for inclusion in LP's proxy materials. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to examine the financial statements of LP for 2002. LP expects representatives of the accounting firm to be present at the annual meeting and to be available to respond to appropriate questions from stockholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

         The aggregate fees, including expenses, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), for services during 2001 were as follows:

         Audit Fees                                                  $758,790(1)
                                                                      =======

         Financial Information Systems Design and Implementation Fees      -0-

         All Other Fees:

              Audit-Related Services                                  108,924(2)

              Non-Audit Services                                      269,159(3)
                                                                      -------

                    Total of All Other Fees                          $378,083(4)
                                                                      =======
---------------

(1) Audit fees represent aggregate fees billed to LP by Deloitte & Touche for professional services rendered for the audit of LP's annual financial statements for the year ended December 31, 2001, their review of the financial statements included in LP's quarterly reports on Form 10-Q for that year, and consultation on issues regarding U.S. generally accepted accounting principles related to items included in the financial statements for that year.

(2) Audit-related services primarily include issuance of comfort letters to underwriters.

(3)  Non-audit services primarily include tax services.

(4) The Audit Committee has considered and concluded that the provision of these services to LP is compatible with maintaining Deloitte & Touche's independence.

                                     GENERAL

         The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

         LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. LP has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $9,500 plus reimbursement for certain expenses.

                                                                      APPENDIX A
                          LOUISIANA-PACIFIC CORPORATION
                         1997 INCENTIVE STOCK AWARD PLAN

                      ARTICLE 1. ESTABLISHMENT AND PURPOSE

      1.1 ESTABLISHMENT. LOUISIANA-PACIFIC CORPORATION ("Corporation"), hereby establishes the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan (the "Plan"), effective as of March 1, 1997, subject to stockholder approval as provided in Article 15.

      1.2 PURPOSE. The purpose of the Plan is to promote the long-term interests of Corporation and its stockholders by enabling Corporation to attract, retain, and reward key employees of Corporation and its subsidiaries and to strengthen the mutuality of interests between such employees and Corporation's stockholders. The Plan is designed to serve this purpose by offering stock options and other equity-based incentive awards and encourage key employees to acquire an ownership in Corporation.

                             ARTICLE 2. DEFINITIONS

      2.1 DEFINED TERMS. The following definitions are applicable to the Plan:

     "AWARD" means an award or grant made to a Participant pursuant to the Plan.

     "AWARD AGREEMENT" means an agreement as described in Section 6.2 of the Plan.

     "BOARD" means the Board of Directors of Corporation.

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

     "COMMITTEE" means the Compensation Committee of the Board.

     "COMMON STOCK" means the common stock, $1 par value, of Corporation or any security of Corporation issued in substitution, exchange, or lieu thereof.

     "CORPORATION" means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "FAIR MARKET VALUE" means on any given date, the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee.

      "PARTICIPANT" means an employee of Corporation or a Subsidiary who is granted an Award under the Plan.

      "PLAN" means this Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as set forth herein and as it may be hereafter amended from time to time.

      "SHARE" means a share of Common Stock.

      "SUBSIDIARY" means any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

      "VEST" or "VESTED" means:

      (a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all restrictions;

      (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all restrictions;

      (c) In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all restrictions; or

      (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all restrictions.

                            ARTICLE 3. ADMINISTRATION

      3.1 GENERAL. The Plan will be administered by the Committee. The Committee will have full power and authority to administer the Plan in its sole discretion. A majority of the members of the Committee will constitute a quorum and action approved by a majority will be the act of the Committee.

      3.2  AUTHORITY  OF THE  COMMITTEE.  Subject to the terms of the Plan,  the
Committee:

      (a) Will select the Participants, determine the types of Awards to be granted to Participants, determine the shares or share units subject to Awards, and determine the terms and conditions of individual Award Agreements;


      (b) Has the authority to interpret the Plan, to establish, amend, and revoke any rules and regulations relating to the Plan, to make all other determinations necessary or advisable for the administration of the Plan; and

      (c) May correct any deficit, supply any omission, or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable to carry out the purposes of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

      3.3 LIABILITY OF COMMITTEE MEMBERS. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

         ARTICLE 4. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

      4.1 DURATION OF THE PLAN. The Plan is effective March 1, 1997, subject to approval by Corporation's stockholders as provided in Article 15. The Plan will remain in effect until Awards have been granted covering all the available Shares and all outstanding Awards have been exercised, settled, or terminated in accordance with the terms of the applicable Award Agreement, or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

      4.2 OTHER STOCK PLANS. The Plan is separate from the following existing plans (the "Prior Plans"):

      Louisiana-Pacific Corporation 1991 Employee Stock Option Plan; Louisiana-Pacific Corporation 1984 Employee Stock Option Plan; and Louisiana-Pacific Corporation Key Employee Restricted Stock Plan.

The Plan will neither affect the operation of the Prior Plans nor be affected by the Prior Plans, except that no further stock options or restricted stock awards will be granted under any of the Prior Plans after the date the Plan is approved by Corporation's stockholders as described in Article 15.

      4.3   GENERAL  LIMITATION ON AWARDS.  Subject to adjustment  pursuant to
Article 12 of the Plan, the maximum number of Shares for which Awards may be granted under the Plan may not exceed 10,000,000 Shares.

      4.4 CANCELLATION OR EXPIRATION OF AWARDS. If an Award under the Plan is canceled or expires for any reason prior to having been fully vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will again become available for additional Awards under the Plan.

                             ARTICLE 5. ELIGIBILITY

      Officers and other key employees of Corporation and its Subsidiaries (including employees who may also be directors of Corporation or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

                              ARTICLE 6. AWARDS

      6.1 TYPES OF AWARDS. Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Code, or nonstatutory stock options), stock appreciation rights, performance shares, restricted stock grants, and other stock-based awards (as described in Article 11 of the Plan). Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting.

      6.2 AWARD AGREEMENTS. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee. Any Award Agreement may make provision for any matter that is within the discretion of the Committee or may retain the Committee's discretion to approve or authorize any action with respect to the Award during the term of the Award Agreement.

      6.3 NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

      6.4 PROVISIONS GOVERNING ALL AWARDS. All Awards will be subject to the following provisions:

      (a) TRANSFERABILITY. Except as otherwise provided in this Section 6.4(a), each Award (but not Shares issued following Vesting or exercise of an Award) will not be transferable other than by will or the laws of descent and distribution and Awards requiring exercise will be exercisable during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may include in any Award Agreement a provision that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to a trust for the benefit of or a partnership composed solely of such family members.

      (b) EMPLOYMENT RIGHTS. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary, nor will it interfere in any way with the right of

Corporation or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

      (c) EFFECT OF CHANGE IN CONTROL. The Committee may, in its discretion, include in any Award Agreement a provision that upon the effective date of a change in control of Corporation (as that term may be defined in the Award Agreement), all or a specified portion of the Award (i) will become fully

Vested, (ii) will terminate, or (iii) may be converted into shares of an acquiror. In any such change in control provision, the Committee may provide whether or to what extent such acceleration in the Vesting of an Award will be conditioned to avoid resulting in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                            ARTICLE 7. STOCK OPTIONS

      The option price for each stock option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Stock options will be exercisable for such period as specified by the Committee in the applicable Award Agreement, but in no event may options be exercisable for a period of more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in any Award Agreement for a stock option that payment of the option price may be made in cash, by tender of Shares owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Shares as the Committee may establish, in such other consideration as the Committee deems appropriate, or a combination of cash, shares of Common Stock, and such other consideration. The number of Shares subject to options and stock appreciation rights granted under the Plan to any individual Participant during any one calendar year may not exceed 600,000 Shares. Except for adjustments in price pursuant to Article 12 hereof, at no time shall the option price of a stock option granted hereunder be subsequently repriced during the period of its exercisability.

      In the case of an Option designated as an incentive stock option, the terms of the option and the Award Agreement must conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted.

      The Committee may, in its discretion, include in an Award Agreement for any option a provision that in the event previously acquired Shares are surrendered by a Participant in payment of all or a portion of either (a) the option exercise price or (b) the Participant's federal, state, or local tax withholding obligation with respect to such exercise, the Participant will automatically be granted a replacement or reload option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to all or a portion of the number of Shares surrendered. Such replacement option will be subject to such terms and conditions as the Committee determines.

                      ARTICLE 8. STOCK APPRECIATION RIGHTS

      Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right may be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right will entitle the Participant to receive from Corporation an amount equal to the increase in the Fair Market Value of a Share on the exercise of the stock appreciation right over the grant price. The Committee may determine in its discretion whether the stock appreciation right may be settled in cash, shares, or a combination of cash and shares.

                          ARTICLE 9. PERFORMANCE SHARES

     9.1 GENERAL. Performance shares may be granted in the form of actual Shares or Share units having a value equal to Shares. An Award of performance shares will be granted to a Participant subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, the condition that the performance shares or a portion thereof will Vest only in the event specified performance goals are met within a specified performance period, as set forth in the Award Agreement. An Award Agreement for a performance share Award may also, in addition to specifying performance goals, condition Vesting of such Award on continued employment for a period specified in the Award Agreement. In the event that a stock certificate is issued in respect of performance shares, the certificate will be registered in the name of the Participant but will be held by Corporation until the time the performance shares become Vested. The performance conditions and the length of the performance period will be determined by the Committee. The Committee may, in its discretion, reduce or eliminate the Vesting of performance shares if, in the Committee's judgment, it determines that the Vesting of the performance share Award is not appropriate given actual performance over the applicable performance period. The maximum number of Shares issuable to any individual Participant with respect to performance share Awards during any one calendar year may not exceed 100,000 Shares. The Committee, in its sole discretion, may provide in an Award Agreement whether performance shares granted in the form of share units will be paid in cash, shares, or a combination of cash and shares.

     9.2 PERFORMANCE GOALS FOR EXECUTIVE OFFICERS. The performance goals for performance share awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

     Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

     Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

     Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

                          ARTICLE 10. RESTRICTED STOCK

      Restricted stock may be granted in the form of actual Shares, Share units having a value equal to Shares, or other rights to receive Shares in the future. A restricted stock Award will be subject to such terms and conditions set forth in the Award Agreement as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such restricted stock and provisions that such restricted stock, stock units or other rights to receive Shares be forfeited upon termination of the Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement. The Award Agreement for a restricted stock Award may also, in addition to conditioning Vesting of the Award on continued employment, further condition Vesting on attainment of performance goals. In the event that a stock certificate is issued in respect of restricted stock, such certificate will be registered in the name of the Participant but will be held by the Corporation until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock Awards will be established by the Committee at the time of grant and set forth in the Award Agreement. The Committee, in its sole discretion, may provide in an Award Agreement whether restricted stock granted in the form of Share units will be paid in cash, Shares, or a combination of cash and Shares. The aggregate number of shares or share units that may be subject to restricted stock Awards may not exceed 2,000,000 Shares.

              ARTICLE 11. OTHER STOCK-BASED AND COMBINATION AWARDS

      The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. For such other stock-based awards that are granted to executive officers of Corporation and that condition Vesting of such Awards, in whole or in part, on attaining performance goals, such Awards will be subject to the same limitations on types of performance goals and the same limitation on the maximum number of Shares issuable to any individual Participant as provided in Article 9 of the Plan. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange for Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation.

             ARTICLE 12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, spinoff, combination or exchange of shares, or other form of reorganization, or corporate change, or any distribution with respect to Common Stock other than regular cash dividends, the Committee may make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, to the limits on Awards to Participants, and to outstanding Awards.

                      ARTICLE 13. AMENDMENT AND TERMINATION

      The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange.

                            ARTICLE 14. MISCELLANEOUS

      14.1 TAX WITHHOLDING. Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied. The Committee, in its discretion, may permit a Participant to satisfy the Participant's federal, state, or local tax, or tax withholding obligations with respect to an Award by having Corporation retain the number of Shares having a Fair Market Value equal to the amount of taxes or withholding taxes.

      14.2 SECURITIES LAW RESTRICTIONS. No Shares will be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      14.3 GOVERNING LAW. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon.

                        ARTICLE 15. STOCKHOLDER APPROVAL

      The adoption of the Plan and the grant of Awards under the Plan are expressly subject to the approval of the Plan by the affirmative vote of at least a majority of the stockholders of Corporation present, or represented by proxy, and entitled to vote at Corporation's 1997 annual meeting of stockholders.

                                                                      APPENDIX B

                          LOUISIANA-PACIFIC CORPORATION
                           FINANCE AND AUDIT COMMITTEE

                                     CHARTER


I.    COMPOSITION OF COMMITTEE

      A. NUMBER OF MEMBERS. The Finance and Audit Committee (the "Committee") of the Board of Directors (the "Board") of Louisiana-Pacific Corporation ("LP") shall consist of not less than three directors appointed by the Board. The Board may also appoint an alternate member to act in the place of any absent or disqualified member, provided that the Committee as constituted with the alternate acting in place of such absent or disqualified member satisfies the requirements of 1.B below. The Board shall appoint a Chairman of the Committee.

      B.    QUALIFICATION.

      1. Subject to 1.B.5 below, no Committee  member may be a current or former
officer  or  employee  of  LP  or  any  of  its   subsidiaries   and  affiliates
(collectively, the "Company").

      2. Each member of the Committee must be independent of management and the Company and be free from any relationship that may interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Paragraphs 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

      3. Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

      4. The Committee shall include at least one member with accounting or related financial management experience and expertise, and each member must be able to read and understand financial statements. The Board will determine, in its business judgment, whether a director meets the foregoing requirements.

      5. One director who was formerly an officer or employee of the Company may serve on the Committee, but only if the standards set forth in I.B.2, 3 and 4 above are met and the Board determines in its business judgment that membership on the Committee by the individual is required by the best interests of the Company and its shareholders.

II.   MEETINGS OF THE COMMITTEE

      A. REGULAR MEETINGS. The Committee shall hold at least two face-to-face meetings per year. The Chairman of the Committee will, in consultation with the other members of the Committee, LP's independent auditors and the appropriate officers of LP, be responsible for calling such meetings, establishing agenda therefor and supervising the conduct thereof.

      B. SPECIAL MEETINGS. Special face-to-face or telephone meetings may be called at any time by the Chairman of the Committee or any two members of the Committee. The person or persons calling any such meeting shall establish the agenda therefor, and the Chairman of the Committee shall supervise the conduct thereof.

      C. MINUTES. The Committee shall keep minutes of all of its meetings showing all matters considered by it and the actions taken thereon, and shall submit a report of such meetings at the next regular meeting of the Board.

III.  RESPONSIBILITIES AND FUNCTIONS OF THE COMMITTEE

      A. RESPONSIBILITIES. The Committee shall be responsible to assist the Board in fulfilling its oversight responsibilities relating to internal and external audit functions and its financial reporting, accounting and internal control systems. The Committee shall annually review and reassess the adequacy of the Committee's charter. While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that LP's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. Likewise, it is not the responsibility of the Committee to resolve disputes, if any, between management and the independent auditor.

      B. FUNCTIONS - AUDIT MATTERS. With respect to matters relating to LP's independent auditor and LP's internal audit function, the Committee shall:

      1. Approve, and recommend to the Board for its approval, the selection of the independent auditor to be employed to perform the annual audits of LP's financial statements and reviews of LP's financial, accounting, auditing and internal control systems. The independent auditor shall be ultimately accountable to the Committee and the Board and shall have unrestricted access to the Committee and the Board. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement of LP).

      2. Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall be responsible for recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

      3. Periodically meet with the independent auditor to review and discuss the results of its audits and reviews described in III.B.1 above, to discuss any disputes with management that may have arisen in connection with the annual audit process, and to review and approve in advance annual audit plans of the independent auditor for LP including the compensation to be paid therefor.

      4. Prepare an annual report of the Committee, for inclusion in LP's annual proxy statement, stating whether the Committee has:

      o  reviewed and discussed the audited financial statements with management

      o discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and discussed with the independent auditor the independent auditor's independence

      o received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1

      o based upon the foregoing, recommended to the Board that the audited financial statements be included in LP's Annual Report on Form 10-K for the last fiscal year

      5. Require that the independent auditor review the financial information in LP's Quarterly Reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission.

      6. Require that appropriate reconciliations and descriptions of any adjustments to the quarterly information previously reported on a Form 10-Q for any quarter be made and be reviewed by the independent auditor.

      7. Request LP's subsidiary and affiliated companies to employ such independent auditors (all of which shall be accountable to the Committee and the Board) as the Committee deems appropriate to audit the respective financial statements of such subsidiary and affiliated companies.

      8. Periodically meet with management, which meetings may include the independent auditor, to discuss the matters described in III.B.3 above.

      9. Review the opinions to be rendered by the independent auditor in connection with its audits of LP's financial statements.

      10. Review the effects, if any, of proposed or implemented changes in accounting and financial reporting policies on LP's financial statements.

      11. Review the scope, coverage and objectivity of the audits performed by LP's Internal Audit Department and its annual internal audit plans, and ensure that internal auditors have unrestricted access to the Committee.

      12. Review the effectiveness of LP's internal legal compliance programs.

      13. Perform such other functions as may be required by law or any legal settlement agreement or as may be assigned to the Committee by the Board.

      C. FUNCTIONS - FINANCIAL MATTERS. With respect to financial matters, the Committee shall:

      1. Make recommendations to the Board on matters relating to the financial affairs and policies of the Company including, without limitation, capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions and investment and debt policies.

      2. Review the status of significant legal and tax matters and the potential financial implications thereof.

      3. Review the significant accounting principles employed in LP's financial reporting.

      4. Review in advance the financial results to be included in LP's Annual Report to Stockholders and in filings with the Securities and Exchange Commission.

      5. Review, prior to public release, LP's quarterly financial results.

      6. Perform such other functions as may be assigned to the Committee by the Board.

                                     PROXY
                          LOUISIANA-PACIFIC CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         FOR ANNUAL MEETING MAY 6, 2002

The undersigned hereby constitutes and appoints William C. Brooks, Patrick F. McCartan, Lee C. Simpson, Colin D. Watson, and each of them, his true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote at the Annual Meeting of LP stockholders to be held May 6, 2002, or at any adjournment thereof.


Nominees for Election as Directors:

E. Gary Cook, Paul W. Hansen, Brenda J. Lauderback



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. BY SIGNING ON THE REVERSE, YOU ACKNOWLEDGE RECEIPT OF THE 2002 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND ACCOMPANYING PROXY STATEMENT AND REVOKE ALL PROXIES HERETOFORE GIVEN BY YOU TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.
                                                                     SEE REVERSE
                                                                         SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET

X  Please mark your
   votes as in this
   example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                FOR  WITHHELD
                ---  --------
1. Election of
   Directors     //    //
   (see reverse)

FOR all nominees except as marked to the contrary below:


----------------------------------


                                                FOR    AGAINST    ABSTAIN
                                                ---    -------    -------
2. Approval of 1997 Incentive Stock             //      //          //
Award Plan, as amended.
                                                FOR    AGAINST    ABSTAIN
                                                ---    -------    -------
3. Reapproval of performance goals              //      //          //
under Annual Cash Incentive Award Plan.


                                        If  any  other  matters   properly  come
                                        before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

SIGNATURE(S)----------------------------  DATE----------------

Note: Please sign exactly as your name appears hereon. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
             DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


[LOGO] LOUISIANA-PACIFIC CORPORATION

       805 S.W. Broadway
       Portland, Oregon 97205
       (503) 821-5100

                                                  Annual Meeting of Stockholders
                                                            May 6, 2002
                                                          ADMISSION TICKET


The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held at 9:30 a.m. on May 6, 2002, at the Portland Marriott City Center, 520 S.W. Broadway, Portland, Oregon. Public transportation to the hotel is available from the airport, and there is ample public parking in the vicinity of the hotel.

Your voted proxy card should be detached and returned as soon as possible in the enclosed postpaid envelope. If you plan to attend the Annual Meeting, please retain this Admission Ticket, and, on May 6, 2002, present it to the LP representative for admission to the meeting.


                                                            -- Anton C. Kirchhof
                                                               Secretary

                          LOUISIANA-PACIFIC CORPORATION
                        ANNUAL CASH INCENTIVE AWARD PLAN

                   Amended and Restated as of January 1, 2001

         THIS ANNUAL CASH INCENTIVE AWARD PLAN (the "Plan") was adopted by Louisiana-Pacific Corporation, a Delaware corporation ("Corporation"), effective March 1, 1997 and was amended as of July 31, 1999 and January 1, 2001. Capitalized terms that are not otherwise defined herein have the meanings set forth in Section 4.

                           SECTION 1. INCENTIVE AWARDS

         1.1 TARGET AWARD. Each Award opportunity will specify a targeted incentive opportunity (the "Target Award") expressed either as a dollar amount or as a percentage of a Participant's regular annualized base salary.

         1.2 INCENTIVE AWARDS. The amount paid for each Award will be equal to the product of:

            (a) The Total Success Percentage for the Participant for the Plan Year; multiplied by

            (b) The Participant's Target Award for the Plan Year.

However,  in no event may a  Participant's  Award payment for a Plan Year exceed
the  lesser  of  (i)150   percent  of  the   Participant's   Target  Award,   or
(ii)$1,250,000.

         1.3 PERFORMANCE GOALS. The Goals that will be used to measure a Participant's Award will consist of one or more of the following:

            (a) Corporate Goals measuring financial performance related to the Corporation as a whole. Corporate Goals may include one or more measures related to earnings, profitability, efficiency, or return to stockholders and may include earnings, earnings per share, operating profit, stock price, costs of production, or other measures, whether expressed as absolute amounts, as ratios, or percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

            (b) Business Unit Goals measuring financial or strategic performance of an identified business unit for which a Participant has responsibility. Strategic Business Unit Goals may include one or a combination of objective factors related to success in implementing strategic plans or initiatives, introducing products, constructing facilities, or other identifiable objectives. Financial Business Unit Goals may include the degree to which the business unit achieves one or more measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures, whether expressed as absolute amounts or as ratios or percentages, which may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or business units.

            (c) Individual Goals measuring success in developing and implementing particular tasks assigned to an individual Participant. Individual Goals will naturally vary depending upon the responsibilities of individual Participants and may include, without limitation, goals related to success in developing and implementing particular management plans or systems, reorganizing departments, establishing business relationships, or resolving identified problems.

         1.4 WEIGHTING OF GOALS. Each Goal will be weighted with a Weighting Percentage so that the total Weighting Percentages for all Goals used to determine a Participant's Award is 100 percent.

         1.5 ACHIEVEMENT PERCENTAGE. Each Goal will also specify the Achievement Percentages (ranging from 0 to 150 percent) to be used in computing the payment of an Award based upon the extent to which the particular Goal is achieved. Achievement Percentages for a particular Goal may be based on:

            o An "all or nothing" measure that provides for a specified Achievement Percentage if the Goal is met, and a zero Achievement Percentage if the Goal is not met;

            o Several levels of performance or achievement (such as a Threshold Level, a Target Level, and a Maximum Level) that each correspond to a specified Achievement Percentage; or

            o Continuous or numerical measures that define a sliding scale of Achievement Percentages.

         1.6 COMPUTATION OF AWARDS. As soon as possible after the completion of each Plan Year, a computation will be made for each Participant of:

            o The extent to which Goals were achieved and the corresponding Achievement Percentages for each Goal:

            o A Weighted Achievement Percentage for each Goal equal to the product of the Achievement Percentage and the Weighting Percentage for that Goal;

            o The Total Success Percentage equal to the sum of all the Weighted Achievement Percentages for all the Participant's Goals; and

            o An Award amount equal to the product of the Total Success Percentage and the Participant's Target Award.

         1.7 RIGHT TO RECEIVE AWARD. A Participant must continue Employment with Corporation until the end of a Plan Year in order to be entitled to receive an Award for that Plan Year. Awards may be subject to such additional requirements regarding length of employment as may be specifically approved by the Committee. If a Participant terminates Employment with Corporation before the end of the Plan Year for a reason other than death, Disability, or Approved Retirement, the Participant will not be entitled to any Award for that Plan Year. If a Participant terminates Employment with Corporation before the end of the Plan Year due to death or Disability, the Participant or the Participant's beneficiary or estate will be entitled to an Award equal to 100 percent of the Participant's Target Award. If a Participant terminates Employment with Corporation by reason of Approved Retirement prior to the expiration of the Plan year, the Participant will be entitled to an Award computed as follows:

            o The Total Success Percentage will be determined after the end of the Plan Year as if the Participant had remained an Employee for the entire Plan Year; and

            o The Participant's Award computed pursuant to Section 1.6 will be prorated based on the number of days before and the number of days after the effective date of the Approved Retirement.

         1.8 PAYMENT OF AWARDS. Each Participant's Award will be paid in cash in a lump sum within 30 days after the amount of the Award has been determined. Payment of any Award may be made subject to such additional restrictions or limitations, in addition to those related to the attainment of performance goals, as may be expressly provided for under the Louisiana-Pacific Corporation Management Incentive Plan and made applicable to such Award.

                            SECTION 2. ADMINISTRATION

         For each Plan Year, the Committee will approve the Target Awards for all Participants and will approve Corporate Goals and Achievement Percentages for the Corporate Goals. After the end of each Plan Year, the Committee will certify the extent to which the Corporate Goals have been achieved. In addition, the Committee will have exclusive authority to establish Goals, Weighting Percentages, and Achievement Percentages, to certify achievement, and to take all other actions with respect to Awards for Corporation's Chief Executive Officer and any other Participants that the Committee determines may be subject to Section 162(m) of the Internal Revenue Code of 1986.

                            SECTION 3. MISCELLANEOUS

         3.1 NONASSIGNABILITY OF BENEFITS. A Participant's benefits under the Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

         3.2 NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan will confer upon any Participant the right to continued Employment with Corporation or interfere in any way with the right of Corporation to terminate the person's Employment at any time.

         3.3 AMENDMENTS AND TERMINATION. The Committee has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

                             SECTION 4. DEFINITIONS

         For purposes of this Plan, the following terms have the meanings set forth in this Section 4:

         "ACHIEVEMENT PERCENTAGE" means a percentage (from 0 to 150 percent) corresponding to a specified level of achievement or performance of a particular Goal.

         "APPROVED RETIREMENT" means termination of employment with an Employer after Participant attains age 60, but only if such retirement is approved by Corporation's Chief Executive Officer, in his sole discretion.

         "AWARD" means an incentive award under the Plan.

         "CORPORATION"   means   Louisiana-Pacific   Corporation,   a   Delaware
corporation.

         "COMMITTEE" means the Compensation Committee of the Board.

         "DISABILITY" means the condition of being permanently unable to perform Participant's duties for an Employer by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

         "EMPLOYEE AND EMPLOYMENT" both refer to service by Participant as a full-time or part-time employee of Corporation, and include periods of illness or other leaves of absence authorized by Corporation.

         "GOAL" means one of the elements of performance used to determine Awards under the Plan as described in Section 1.3.

         "PARTICIPANT" means an eligible employee selected to participate in the Plan for all or a portion of a Plan Year.

         "PLAN YEAR" means a calendar year.

         "TARGET AWARD" means the targeted incentive award for a Participant for a Plan Year as provided in Section 1.1.

         "TOTAL SUCCESS PERCENTAGE" means the sum of the Weighted Achievement Percentages for each Goal for a Participant.

         "WEIGHTED ACHIEVEMENT PERCENTAGE" means the product of the Achievement Percentage and the Weighting Percentage for a Goal as provided in Section 1.6.